                                                                   Exhibit 10.14

                         INDIVIDUAL EMPLOYMENT AGREEMENT

                 This agreement is entered as of January 1, 1992

                                     BETWEEN

                Scope Metal Trading and Technical Services LTD.,
      a corporation with its principal place of business at Mazkeret Batia
                                 (the "COMPANY")

                                       AND

                                    Uri Lado
                                (the "EMPLOYEE")

WHEREAS the Company desires to continue to employ the Employee, and the Employee desires to continue his employment with the Company; and

WHEREAS, the Company and the Employee wish to set forth the terms and conditions of the Employee's employment with the Company;

THEREFORE it is mutually covenanted and agreed by and among the parties as follows:

          1.   INTRODUCTION, TITLES AND APPENDIXES

     a.   The introduction to this Agreement is an inseparable part of the
          Agreement.

     b.   The titles of the Agreement are only for convenience and shall not be used for purpose of interpretation.

     c.   The appendixes attached hereto shall constitute an inseparable part of this Agreement.

          2.   EMPLOYMENT

     It is agreed that the Employee shall continue to work in and for the
     Company, upon the terms and conditions hereafter set forth.

          3.   TERM OF EMPLOYMENT

     The term of this Agreement shall be five (5) years unless agreed upon otherwise between the parties.

     Notwithstanding the aforementioned, each party shall be entitled to end this agreement with one year notice in advance. as determined by the party wishing to terminate the Agreement or any renewal term thereof.

     POSITION

          Employee shall be employed as CEO of the Company.

          4.   DUTIES AND RESPONSIBILITIES

               a.   Employee shall perform his duties faithfully and to the best of his ability, to use all of his skills, expertise and
                    knowledge for the benefit of the Company and the promotion of its' goals at a high and efficient level, all according to the requirements of his position and as required by the
                    Company.

               b.   During the period of Employment, The Employee shall devote his time, attention and energies to the business of the
                    Company. c. Employee agrees not to cause or enable damage to the intellectual property of the Company

          5.   COMPENSATION

     a.   In consideration of the services rendered by the Employee hereunder, the Company shall pay the Employee a monthly base salary of NIS 12,500 before tax.

     b.   The salary set forth above is linked to the monthly consumer price index.

     c.   Employee shall receive an increase of 5% (five percent) of his linked monthly salary at the end of each full year of employment during the term of this Agreement. After such increase the salary will continue to be linked each month for the following year and so forth.

     d.   All tax payments made pursuant to this Agreement shall be borne by the
          Employee unless stipulated otherwise in this Agreement.

          6.   BENEFITS

     a.   Manager's Insurance

          1)   The Company shall procure a full and maximal Manager's Insurance
               Policy in the name of the Employee that will also include life insurance and compensation for lost of working ability.

          2)   The Employee agrees to pay his part of the Policy and allows the
               Company to deduct from Employee's salary his payment under such
               Policy.

          3)   The parties agree that payments by the Company towards the Policy under this section shall be in lieu of any statutory obligations to pay severance pay.

          4)   The policy will include an explicit section that grants the
               Employee all present or future rights derived from the Policy.

     b.   Vacation

          1)   Employee shall be entitled to 24 working days paid vacation annually, of employment and in accordance with applicable legal requirements.

          2)   The Employee is entitled to be paid for his unused vacation days but may not accumulate such days for a period longer than one (1)
               year.

     c.   Recuperation Pay

     The Employee shall be entitled to Recuperation Pay in accordance with
     Israeli Law.

     d.   Bonus

     a.   The Company may pay to the Employee an annual bonus at its sole discretion and without legal or other obligations of the Company. The
          Company will consider the Employee's performance and his contribution to the Company's business and the success of the Company's business activities in that year. The discretion in this matter is total and unappealable. The Company shall not have to give reasons for its discretion in this matter.

     b.   It is agreed that the bonus, if paid, will not be part of Employee's salary for any calculation. The grant\non grant of the bonus shall not form the cause of any action of any kind of the Employee.

          7.   CAR

     a.   The Employee shall be entitled to the use of a manager's automobile provided by the Company, model and year to be determined by the
          Company.

     b.   The Company will bear all expenses of the Employee for the car's use-expenses including insurance, gas, licensing, repairs etc.

     c.   The Employee will keep the car in good condition, drive it carefully and maintain it according to the manufacturer's and Company's instructions.

     d.   The Employee will notify immediately of any damage or accident caused to the car during/arising out of his use of it.

     e.   In case of termination of employment for any reason, the Employee will return the car to the Company in good condition no later than his last day of employment unless otherwise agreed by the Company in writing.
          Employee recognizes and acknowledges that the car is the property of the Company and he has no rights regarding it.

     f.   The taxable value of the car shall be fully paid by the Employee.

          8.   CONFIDENTIALITY

     a.   In this agreement the meaning of 'companies controlled by the Company'
          is companies and\or partnerships in which the Company holds at least half of the shares issued and/or the right to appoint half or more of it's directors and/or holds half or more of partnership percentage and\or has the right to appoint half or more of the Company's management.

     b.   During his employment and at any time after the termination of his employment with the Company, Employee shall not for himself or others, or make any use of any confidential information, or any other proprietary data of the Company or its subsidiaries. The Employee shall hold and safeguard the Confidential Information in trust for the
          Company and shall not misappropriate or disclose or make available to anyone for use outside the Company organization at any time in any way.

          'Confidential Information' - any information identified with the
     Company or companies controlled by it and not in the public domain consisting but not necessarily limited to:

                    a.   Research and development

                    b.   Business activities of the Company or it's controlled
                         companies

                    c.   Customers lists and sources of supply

                    d.   Marketing or merchandising systems

          9.   GENERAL

               a.   Any representation, statement, obligation, warrant and etc.
                    dated before the execution of this Agreement are hereby
                    terminated and invalid unless specified otherwise in this
                    Agreement.

               b.   If any of the provisions in this Agreement shall be
                    terminated by court or announced invalid for any reason, the rest of the Agreement shall remain in force.

               c.   The Parties' addresses shall be as specified in the
                    Introduction to this Agreement. Any notice by registered
                    post shall be deemed as received 72 hours after such message has been sent by mail and if delivered by hand- at the time of delivery.

               d.   The Parties sign this Agreement after reviewing it carefully and they declare of their awareness to the obligations made herein and their implication.

               IN WITNESS WHEREOF, the parties have executed this Agreement

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Company                                                 Employee